UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 17, 2021
Crown Castle International Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8020 Katy Freeway, Houston, Texas 77024-1908
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02—DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) On August 17, 2021, Crown Castle International Corp. ("Company") was notified by Robert C. Ackerman, age 68, its Executive Vice President and Chief Operating Officer–Towers, that he desires to retire from the Company, following 23 years with the Company in various senior leadership positions. Mr. Ackerman has resigned from his position as Executive Vice President and Chief Operating Officer–Towers, effective September 1, 2021, and has agreed to remain with the Company in an advisory capacity through February 21, 2022 to assist the Company with various matters, including the transition of his successor. In connection with his retirement, Mr. Ackerman will be eligible to receive benefits under the Company's Amended and Restated Extended Service Separation Program, a copy of which is filed as Exhibit 10.2 to the Company’s Form 10-Q for the period ended June 30, 2018.

(c) On August 17, 2021, the Board of Directors ("Board") of the Company appointed Catherine Piche as Executive Vice President and Chief Operating Officer–Towers, effective September 1, 2021. Ms. Piche, age 50, currently serves as the Company's Senior Vice President–Project Delivery, Design and Construction. Previously, she served as Vice President–Project Delivery and as Area President–East Area. Prior to joining the Company in April 2011, Ms. Piche held various leadership positions at American Tower Corporation and served in numerous site development roles at Sprint Corporation and AT&T Wireless. Ms. Piche holds a Bachelor of Arts degree from Michigan State University and a Masters in Science in Urban Planning and Architecture from the University of Michigan–Ann Arbor.

There are no arrangements or undertakings pursuant to which Ms. Piche was selected as Executive Vice President and Chief Operating Officer–Towers. There are no family relationships among any of the Company’s directors or executive officers and Ms. Piche. There are no related party transactions involving Ms. Piche that are reportable under Item 404(a) of
Regulation S-K.

In connection with Ms. Piche's appointment, the Board approved, in each case, effective September 1, 2021, (1) an increase in Ms. Piche's annual base salary to $450,000 and (2) the grant of restricted stock units to be valued at approximately $1,000,000 of the Company's common stock, based upon the per share closing price of the Company's common stock as of September 1, 2021 ("RSUs"). The RSUs will be granted pursuant to the Company's 2013 Long-Term Incentive Plan, as amended, and the terms of the RSUs will provide for vesting in three equal installments on each of September 10, 2021, 2022 and 2023. In addition, Ms. Piche will be eligible to participate, on a prorated basis, in the Company’s 2021 EMT Annual Incentive Plan, a copy of which is filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on February 24, 2021.

In connection with Ms. Piche's appointment, the Company entered into a severance agreement with Ms. Piche, effective September 1, 2021 ("Severance Agreement"). The terms and provisions of the Severance Agreement are substantially similar to those described in "VIII. Executive Compensation–Potential Payments Upon Termination of Employment" on page 52 of the Company's Definitive Proxy Statement filed on April 5, 2021 (which description is incorporated herein by reference), except as provided in the following sentence. The Severance Agreement contains provisions that generally prohibit Ms. Piche, from the effective date of the Severance Agreement and for one year following the termination of her employment with the Company, from engaging in business activities involving or relating to owning, leasing, developing, designing, operating or constructing (1) fiber optic communication cable, equipment or networks or (2) communications towers or networks (including distributed antenna systems and small cells) in the United States or any other country in which the Company is then engaged in such activities. Except as provided in the immediately preceding sentence, the description of Ms. Piche's Severance Agreement is qualified in its entirety by reference to the form of severance agreement filed as Exhibit 10.7 to the Company's Annual Report on Form 10-K for the year ended December 31, 2020, which form of severance agreement is incorporated herein by reference.

ITEM 7.01—REGULATION FD DISCLOSURE

On August 18, 2021, the Company issued a press release announcing Mr. Ackerman's retirement and Ms. Piche's appointment. The August 18, 2021 press release is furnished herewith as Exhibit 99.1.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits
Exhibit Index

Exhibit No.	Description
99.1	Press Release dated August 18, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

The information in Item 7.01 of this Current Report on Form 8-K ("Form 8-K") and Exhibit 99.1 attached hereto are furnished as part of this Form 8-K and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information or exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INTERNATIONAL CORP.
By:	/s/ Kenneth J. Simon
	Name:	Kenneth J. Simon
	Title:	Executive Vice President and General Counsel
Date: August 18, 2021